   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1994
                                                            REGISTRATION NO.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------


                           BURLINGTON NORTHERN INC.
              (Exact name of issuer as specified in its charter)

                            ----------------------

           DELAWARE                                   41-1400580
   (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                            3800 Continental Plaza
                                777 Main Street
                            Fort Worth, Texas 76102
         (Address of principal executive offices, including zip code)

                            ----------------------

                        BURLINGTON NORTHERN 401(k) PLAN
                               FOR TCU EMPLOYEES
                           (Full title of the Plan)

                               Edmund W. Burke,
                  Executive Vice President, Law and Secretary

                           Burlington Northern Inc.
                            3800 Continental Plaza
                                777 Main Street
                            Fort Worth, Texas 76102
                           Telephone: (817) 333-2000
          (Name, address, and telephone number of agent for service)

                            ----------------------

   Approximate date of proposed commencement of sales pursuant to the Plan:
     From time to time after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed    Proposed
                                    Maximum     Maximum
                         Amount     Offering    Aggregate       Amount of
  Title of Securities    to be      Price Per   Offering       Registration
   to be Registered    Registered     Share      Price             Fee
- --------------------------------------------------------------------------------
Common Stock.......... 1,000,000    $48.75(2)   $25,000,000(2)    $8,621
================================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock on the consolidated reporting system on November 16, 1994.

================================================================================

PROSPECTUS
- ----------


                           BURLINGTON NORTHERN INC.

               Burlington Northern 401(k) Plan for TCU Employees


                                 Common Stock


                                 ------------



     This Prospectus covers $25,000,000 of interests in the Burlington Northern 401(k) Plan for TCU Employees and 512,820 shares of Common Stock of Burlington Northern Inc. offered pursuant to the Plan. The terms and conditions of the offer and sale of the Common Stock, including the prices of the shares, are governed by the provisions of the Plan.



                                 ------------



           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
           THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                 ------------



               The date of this Prospectus is November 21, 1994.

                             AVAILABLE INFORMATION

     A Registration Statement with respect to the Burlington Northern 401(k) Plan for TCU Employees and the Common Stock of Burlington Northern Inc. (the "Company") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). For further information with respect to such Plan and the Common Stock of Burlington Northern Inc., reference is made to such Registration Statement, including exhibits thereto and financial statements included or incorporated by reference therein.

     In addition, Burlington Northern Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: New York Regional Office, World Trade Center, Thirteenth Floor, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies may be obtained (at prescribed rates) from the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Burlington Northern Inc. can also be inspected at the offices of: the New York Stock Exchange, Inc., 20 Broad Street, New York, New York; the Chicago Stock Exchange, 120 S. LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

     Any person to whom a Prospectus has been delivered may, upon written or oral request to Burlington Northern Inc., receive copies of such documents without charge. Please direct all requests for such documents to Beverly A. Edwards-Adams, Assistant Vice President--Corporate Secretary, Burlington Northern Inc., 3800 Continental Plaza, 777 Main Street, Fort Worth, Texas 76102 (telephone: (817)333-7951).


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. The Plan will also file reports with the Commission pursuant to certain provisions of the Exchange Act. The following documents filed with the Commission by the Company are hereby incorporated by reference in this
Prospectus:

           (1) The Company's Annual Report on Form 10-K for the year ended December 1, 1993, as amended by Form 10-K/A dated October 5, 1994;

           (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994 (including Amendment No. 1 on Form 10-Q/A for the quarters ended March 31, 1994, and June 30, 1994, each dated October 5, 1994, respectively;

           (3) The description of the Company's Common Stock contained in its S-14 Registration Statement No. 2-71519, effective April 19, 1981.

     In addition to the foregoing documents, all documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

                                 INTRODUCTION

     This Prospectus relates to the Burlington Northern 401(k) Plan for TCU Employees (the "Plan") and to shares of the Common Stock, without par value per share ("Common Stock") of Burlington Northern Inc. (the "Company"), which are to be offered pursuant to the Plan. The Plan was adopted by the Company, to become effective commencing January 2, 1986. The information contained herein reflects changes in the Plan which will go into effect on January 1, 1995.

     The Company was incorporated in Delaware in 1981. Its principal executive offices are located at 3800 Continental Plaza, 777 Main Street, Fort Worth, Texas 76102, and its telephone number is (817) 333-2000. Its principal business is rail transportation.

     The terms and conditions of the Plan are set forth in the Burlington Northern 401(k) Plan for TCU Employees and a Trust Agreement (the "Trust Agreement") to be entered into between the Company and T. Rowe Price Trust Company, a Maryland limited trust company (the "Trustee"). The Plan is filed as an exhibit to this Registration Statement and is available upon request at the offices of the Burlington Northern Inc. The information in this Prospectus with respect to the provisions of the Plan is a summary only and is subject to and qualified by reference to this document.

     The $25,000,000 of interests of participation in the Plan being registered pursuant to the Registration Statement that includes this Prospectus represent the total amount that may be contributed to the Plan by Participants from the date hereof without registering additional interests of participation with the Commission under a new registration statement. Also, the Registration Statement that includes this Prospectus registers 512,820 shares of the Company's Common Stock.

                             PURPOSES OF THE PLAN

     The purposes of the Plan are to provide a means for employees to adopt a regular savings program and to provide a supplement to their retirement income.

                           ELIGIBILITY OF EMPLOYEES

     The Plan was established on January 2, 1986, restated effective January 1, 1989, and is being changed as reflected herein effective January 1, 1995. Each Qualified Employee of a Participating Employer shall become a Participant in the Plan on the earliest first day of any month on or after the date the Plan becomes effective with respect to his Participating Employer and the TCU, and on which he has completed a 60-day period of service as a Qualified Employee.

     A "Qualified Employee" means any individual who is employed by a Participating Employer, and whose wages and working conditions are covered by a collective bargaining agreement between the Company or Participating Employer and TCU, or any extension or renewal thereof, during any part of a payroll period. Qualified Employee shall not include, however, any employee who is a Leased Employee. Burlington Northern Railroad Company, Western Fruit Express, and Camas Prairie Railroad Company have adopted the Plan and are "Participating Employers."

                            ELECTIVE CONTRIBUTIONS

     1. Before Tax Deposits. A Participant may elect to contribute, as "Before Tax Deposits," a percentage of compensation. A Participant may contribute from 1% to 25%, in whole percentage amounts, of the Participant's compensation, which includes salary and wages. The amount of Before Tax Deposits is also subject to certain other limitations (see "Limitations and Restrictions"). The Participating Employer will contribute the Before Tax Deposits to the Funding Agency in lieu of the current cash payment to the Participant of the elected percentage of compensation. The election for Before Tax Deposits is made by completing an election form and submitting it in accordance with rules established by the Review Committee. For a discussion of the federal income tax treatment of Before Tax Deposits, see "Federal Income Tax Consequences to Participants" elsewhere herein.

     2. Sick Leave Deposits. A Participant may elect to make Sick Leave Deposits to the Plan in lieu of his sick leave buy-back days as contained in Rule 55G of the May 6, 1980, BN-BRAC Agreement, as amended by Item 14 of Letter of Understanding dated November 21, 1985. Each Participant may elect to have his Participating Employer make deposits up to the maximum amount available for him as specified by said Rule 55G, as amended. Any such deposits shall be made by the Participating Employer at the time specified in Rule 55G and shall be credited to the Participant's Account as provided in Article V.


                         LIMITATIONS AND RESTRICTIONS

     1. Annual Limitation on Basic Contributions. A Participant may elect Before Tax Deposits and Sick Leave Deposits that do not exceed an annual limitation ($9,240 in 1994) imposed by Section 402(g) of the Code. However, once the limit is exceeded, see "Federal Income Tax Consequences to Participants" for an explanation of the tax treatment of Before Tax Deposits which exceed the annual limitations.

     2. Restrictions on Highly Compensated Employees. Sections 401(k) and 401(m) of the Code place restrictions on the amount of Before Tax Deposits which can be made by or on behalf of Participants who are highly compensated employees. The contributions for highly compensated employees, expressed as a percent of their compensation, may not exceed certain limits when compared to the contributions for employees who are not highly compensated, expressed as a percent of their compensation. The Review Committee will test the contributions under the Plan to determine whether they comply with these restrictions, and, if the limits are exceeded, the Review Committee may reduce the amount of the contributions made by or on behalf of a highly compensated Participant. The Review Committee may also direct that the excess contributions, plus earnings or losses, be distributed to the highly compensated Participant before the end of the year following the year in which the excess contributions were made.

     3. Section 415 Limitations. Section 415 of the Code limits a Participant's "Annual Additions" for any year to the lesser of $30,000 (or such larger amount as may be determined by the Secretary of the Treasury) or 25% of the Participant's Compensation. Annual Additions under the Plan include all employer contributions for each Participant, and forfeitures allocated to the Participant, if any. Annual Additions also include contributions and forfeitures allocated to the Participant under other defined contribution plans maintained by a Participant's employer or by an affiliate of the employer. In addition,
Section 415 imposes limitations on the combination of benefits (such as pension benefits) under certain defined benefit plans and Annual Additions under defined contribution plans. As a result, a Participant's pension benefits (if he or she participates in a defined benefit plan of the employer or an affiliate) may be reduced if, combined with his or her Annual Additions, the Section 415 limitations are exceeded.

     To avoid exceeding the limitations on Annual Additions, a Participant's contributions will be reduced to the extent necessary.

                             TOP-HEAVY PROVISIONS

     In accordance with Section 416 of the Code, the Plan requires an employer to make certain additional employer contributions on behalf of non-key employees if such plan, or the aggregate of certain other plans of the Company or its affiliates, is deemed "top-heavy." In general, the Plan will be deemed top-heavy if the aggregate values of the accounts of key employees exceed 60% of the aggregate value of the accounts of all employees. The top-heavy provisions in the Plan may also affect the calculation of the limitations on contributions and/or benefits under Section 415 of the Code, as discussed above.

                                  INVESTMENTS

     All contributions under the Plan will be placed in a Trust (the "Trust"), effective January 1, 1995, that will be maintained in accordance with the Trust Agreement. Each Participant may elect to have the amount of the Participant's account invested in increments of any whole percentage of the total in one or more of the investment funds described below. The investment funds under the Plan, effective January 1, 1995, will be:

           (a) Company Stock Fund--invested in the Common Stock of the Company. The Trustee will retain the Common Stock in the Company Stock Fund regardless of market fluctuations. Fractional shares of Company Common Stock will be held in an "over and under account" for the benefit of Participants (see "Administration").

           (b) A "Balance Fund," which shall be invested in a mix of U.S. and non-U.S. bonds, a mix of U.S. and non-U.S. equities, and money market instruments, as described herein, as the Trustee, acting in accordance with the provisions of the Trust Agreement and instructions from the Review Committee or an investment manager designated by the Review Committee, deems advisable.

           (c) An "Income Fund," which shall be invested in any combination of investment contracts and money market instruments as described herein, as the Trustee, acting in accordance with the provisions of the Trust Agreement and instructions from the Review Committee or an investment manager designated by the Review Committee, deems advisable.

           (d) A "Short-Term Bond Fund" which shall be invested in a mixture of U.S. Government, corporate, and mortgage securities, including derivative securities, as described herein, as the Trustee, acting in accordance with the provisions of the Trust Agreement and the instructions of the Review Committee or an investment manager designated by the Review Committee, deems advisable.

           (e) A "U.S. Equity Index Fund," which shall be invested in equities whose aggregate composition will replicate the performance of its namesake index as described herein, as the Trustee, acting in accordance with the provisions of the Trust Agreement and instructions from the Review Committee or an investment manager designated by the Review Committee, deems advisable.

     In order to accomplish the purposes of the Balanced Fund, the Income Fund, the Short-Term Bond Fund, and the U.S. Equity Index Fund, the Review Committee has directed the Trustee to utilize the four investment funds, managed by affiliates of T. Rowe Price Associates Inc., ("T. Rowe Price") and described below, to invest the Before Tax Deposits and Sick Leave Deposits of Participants in each of such funds in such amounts as such Participants shall direct.

     The "Balance Fund" shall be the T. Rowe Price Balanced Fund, Inc., a mutual fund managed by T. Rowe Price.

     The Fund's investment objectives are to seek capital appreciation, current income, and preservation of capital by investing in a diversified portfolio of common stocks and bonds. Common stocks are generally expected to represent approximately 60% of total assets, and fixed income securities, including cash reserves, will represent the remaining assets.

     The Fund's share price will fluctuate with changing market conditions, and the investment may be worth more or less when redeemed than when purchased. The Fund should not be relied upon for short-term financial needs nor used to play short-term swings in the stock market.

     The Fund is designed for investors seeking to balance the potential appreciation of common stocks with the income and principal stability of bonds over the long term. The Fund's investment in common stocks is intended to provide sufficient capital growth to offset the erosive effects of inflation. The balanced approach to achieving a combination of growth, income, and stability is a strategy used by many large pension funds because of its conservative, long-term focus. For an IRA, retirement plan, or other long-term investment, the Fund offers a well-balanced investment program which seeks to combine attractive returns with the benefits of broad diversification.

     To achieve its investment objectives, the Fund will normally invest approximately 60% of its total assets in common stocks and the remainder in bonds and fixed income securities. While this portfolio mix may vary, depending on T. Rowe Price's long-term assessment of market conditions, the Fund will maintain at least 25% of its total assets in senior fixed-income securities, and the Fund will not attempt to time short-term moves in the market. This conservative approach is designed to cushion the investment from the volatility normally associated with mutual funds dedicated primarily to common stocks.

     The Fund's common stock investments will be concentrated primarily in larger, established companies, but will also include small and medium-sized companies which are believed to exhibit good prospects for growth. Bond and fixed income investments will include U.S. Treasury and agency securities, investment-grade (rated BBB or better) corporate securities, mortgage-backed securities, and other types of fixed income investments. The average maturity of the Fund's fixed income investments will vary with economic conditions.

     Participants will receive a prospectus from T. Rowe Price which contains substantially more information, including information on risks and fees and expenses, which they should carefully consider in making their investment decisions.

     The "Income Fund" shall be the T. Rowe Price Stable Value Common Trust Fund, a common trust fund established by T. Rowe Price Trust Company. The Fund invests primarily in GICs, BICs, SICs, and money market securities. A GIC is a contract under which the purchaser agrees to deposit a sum of money with an insurance company (either in a lump sum or in installments). In return, the insurance company promises to pay a stated rate of interest for the contractual term, repay the principal upon maturity, and allow for withdrawals for certain Participant-initiated events. Similar instruments, when issued by banks, are referred to as "BICs." Under applicable state regulations, insurance companies are authorized to issue various types of GICs and account for these contracts as underwritten insurance policies rather than as corporate debt obligations. The purchase price paid for a GIC or BIC becomes part of the general assets of the issuer (or sometimes part of a separate account) and repayment is backed by the general assets of the issuer.

     An SIC is a structured investment contract. These instruments are issued by banks, insurance companies, and other issuers and provide promises by the issuer to make book value payments upon certain events. SICs are supported by underlying securities which may be held in a separate account of the insurer or, in the case of bank products, generally held in the name of the Fund in a custody account. SICs are generally structured to provide the purchaser with ownership of, or a security interest in, the underlying securities, and the purchaser takes the credit risk of these underlying securities.

     The Fund will only purchase GICs, BICs, and SICs from issuers, and in the case of SICs, will only purchase underlying securities which meet quality and credit standards established by the Trustee.

     Participants will receive a prospectus from T. Rowe Price which contains substantially more information, including information on risks and fees and expenses, which they should carefully consider in making their investment decisions.

     The "Short Term Bond Fund" shall be the T. Rowe Price Short Term Bond Fund, a mutual fund managed by T. Rowe Price. The Fund's objective is a high level of income consistent with minimum fluctuation in principal value and liquidity.
The Fund will invest in a diversified portfolio of short-and intermediate-term corporate, government, and mortgage securities. The Fund may also invest in other types of securities such as bank obligations, collateralized mortgage obligations (CMOs), foreign securities, hybrids, and futures and options. Under normal circumstances, at least 65% of total assets will be invested in short-term bonds. The Fund's dollar-weighted average effective maturity will not exceed three years, and the Fund will not purchase any security whose effective maturity, average life, or tender date measured from the date of settlement, exceeds seven years.

     Securities purchased by the Fund will be rated within the four highest credit categories by at least one established public rating agency (or, if unrated, a T. Rowe Price equivalent). An investment-grade security can range from the highest rated (AAA) to a medium quality (BBB). Securities in the BBB category may be more susceptible to adverse economic conditions or changing circumstances and the securities at the lower end of the BBB category have certain speculative characteristics. The Fund may retain a security that is downgraded to a non-investment grade level after purchase.

     The fund may invest in derivative securities. In the broadest sense, a derivative is any security whose value is derived from underlying securities or a market benchmark. The amount of risk represented by derivatives varies widely from one to another, and may not be accurately depicted by the instrument's credit quality rating. The quality rating assesses the issuer's ability to make all required interest and principal payments. However, the particular structure of the derivative may determine whether or not the investor (such as the Fund) actually receives the interest and/or principal payments. The Fund can invest in derivatives to hedge against risks as well as to enhance returns. Some of the potentially more volatile derivatives the Fund may purchase include futures and stripped securities.

     Types of Portfolio Securities. In seeking to meet its investment objective, the Fund may invest in any type of security or instrument (including certain potentially high risk derivatives) whose yield, credit quality, and maturity characteristics are consistent with the Fund's investment program. These and some of the other investment techniques the Fund may use are described in the following pages.

     Fundamental policy: The Fund will not purchase a security if, as a result, with respect to 75% of its total assets, more than 5% of its total assets would be invested in securities of the issuer or more than 10% of the outstanding voting securities of the issuer would be held by the Fund, provided that these limitations do not apply to the Fund's purchases of securities issued or guaranteed by the U.S. Government, its agencies, or instrumentalities.

     Foreign Securities. The Fund may invest in foreign securities, including nondollar-denominated securities traded outside of the U.S. and dollar-denominated securities of foreign issuers. Such investments involve some special risks, such as exposure to potentially adverse political and economic developments; nationalization and exchange controls; potentially lower liquidity and higher volatility; possible problems arising from accounting, disclosure, settlement, and regulatory practices that differ from U.S. standards; and the chance that fluctuations in foreign exchange rates will decrease the investments value (favorable changes can increase its value).

     The Fund may invest without limitations, in U.S. dollar-denominated debt securities issued by foreign issuers, foreign branches of U.S. banks, and U.S. branches of foreign banks. The Fund may also invest up to 10% of its total assets in non-U.S. dollar-denominated fixed income securities principally traded in financial markets outside the United States.

     Asset-backed Securities. An underlying pool of assets, such as credit card or automobile trade receivables or corporate loans or bonds, backs these bonds and provides the interest and principal payments to investors.

Credit quality depends primarily on the quality of the underlying assets and the level of credit support, if any, provided by the issuer. The underlying assets (i.e., loans) are subject to prepayments which can shorten the securities' weighted average life and may lower their return. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the originator, serving agent, or of the financial institution providing the credit support. There is no limit on the Fund's investment in these securities.

     Mortgage-backed Securities. The Fund may invest in a variety of mortgage-backed securities. Mortgage lenders pool individual home mortgages with similar characteristics to back a certificate or bond, which is sold to investors such as the Fund. Interest and principal payments generated by the underlying mortgages are passed through to the investors. The "big three" issuers are Government National Mortgage Association (GNMA), the Federal National Mortgage Association (Fannie Mae), and the Federal Home Loan Mortgage Corporate (Freddie Mac). GNMA certificates are backed by the full faith and credit of the U.S. Government, while others, such as Fannie Mae and Freddie Mac certificates, are only supported by the ability to borrow from the U.S. Treasury or supported only by the credit of the agency. Private Mortgage bankers and other institutions also issue mortgage-backed securities. There is no limit on the Fund's investment in mortgage-backed securities.

     Mortgage securities are subject to scheduled and unscheduled principal payments as homeowners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be higher or lower than on the original mortgage security. Therefore, mortgage securities are not an effective means of locking in long-term interest rates. In addition, when interest rates fall, the pace of mortgage prepayments picks up. These refinanced mortgages are paid off at face value (par), causing a loss for any investor who may have purchased the security at a price above par. In such an environment, this risk limits the potential price appreciation of these securities and can negatively affect the Fund's net asset value. When rates rise, however, mortgage-backed securities have historically experienced smaller price declines than comparable quality bonds.

     Additional mortgage-backed securities in which the Fund may invest include:

          (a) Collateralized Mortgage Obligations (CMO's). CMO's are debt securities that are fully collateralized by a portfolio of mortgages or mortgage-backed securities. All interest and principal payments from the underlying mortgages are passed through to the CMOs in such a way as to create, in most cases, more definite maturities than is the case with the underlying mortgages. CMOs may pay fixed or variable rates of interest, and certain CMOs have priority over others with respect to the receipt of prepayments.


          (b) Stripped Mortgage Securities. Stripped mortgage securities (a potentially high risk type of derivative) are created by separating the interest and principal payments generated by a pool of mortgage-backed securities or a CMO to create additional classes of securities. Generally, one class receives only interest payments (IOs), and one, principal payments (POs). Unlike other mortgage-backed securities and POs, the value of IOs tends to move in the same direction as interest rates. The Fund could use IOs as a hedge against falling prepaying rates (interest rates are rising) and/or a bear market environment. POs can be used as a hedge against rising prepayment rates (interest rates are falling) and/or a bull market environment. IOs and POs are acutely sensitive to interest rate changes and to the rate of principal prepayments. A rapid or unexpected increase in prepayments can severely depress the price of IOs, while a rapid or unexpected decrease in prepayments could have the same effect on POS. These securities are very volatile in price and may have lower liquidity than most other mortgage-backed securities. Certain non-stripped CMOs may also exhibit these qualities, especially those which pay variable rates of interest which adjust inversely with and more rapidly than sort-term interest rates. There is no guarantee the Fund's investment in CMOs, IOs, or POs will be successful, and the fund's total return could be adversely affected as a result.

     Operating Policy: The Fund may invest up to 10% of its total assets in stripped mortgage securities.

     Hybrid Instruments. These instruments (a type of derivative) can combine the characteristics of securities, futures, and options. For example, the principal amount or interest rate of a hybrid could be tied (positively or negatively) to the price of some commodity, currency, or securities index other than interest rate (each a "benchmark"). Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Hybrids can have volatile prices and limited liquidity. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrid. These risks may cause significant fluctuations in the net asset value of the fund.

     The Fund may invest up to 10% of its total assets in hybrid instruments. There is no assurance that the Fund's investment in hybrids will be successful.

     Private Placements (Restricted Securities). These securities are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered with the SEC. Although certain of these securities may be readily sold, for example under Rule 144A, others may be illiquid and their sale may involve substantial delays and additional costs.
The Fund will not invest more than 15% of its net assets in illiquid securities.

     Banking Industry. The Fund may, under certain conditions, invest a substantial amount of its assets in the banking industry. Investments in the banking industry may be affected by general economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. T. Rowe Price believes that any risk to the Fund which might result from concentrating in the banking industry will be minimized by diversification of the Fund's investments and T. Rowe Price's credit research.

     The Fund will, as a matter of fundamental policy, normally concentrate 25% or more of its assets in the securities of the banking industry when the Fund's position in issues maturing in one year or less equals 35% or more of the Fund's total assets.

     Utility Industry Concentration. The Fund may, under certain conditions, invest a substantial amount of its assets in the utility industry. Investments in any of these industries may be affected by environmental conditions, energy conservation programs, fuel shortages, availability of capital to finance operations and construction programs, and federal and state legislative and regulatory actions. T. Rowe Price believes that any risk to the Fund which might result from concentrating in any such industry will be minimized by diversification of the Fund's investment.

     As a matter of fundamental policy, the Fund will, under certain conditions, invest up to 50% of its assets in any one of the following industries: gas utility, gas transmission utility, electric utility, telephone utility, and petroleum.

     Participants will receive a prospectus from T. Rowe Price which contains substantially more information, including information on risks and fees and expenses, which they should carefully consider in making their investment decisions.

     The "U.S. Equity Index Fund" shall be the T. Rowe Price Equity Index Trust Fund, a common trust fund established by the T. Rowe Price Trust Company as part of the T. Rowe Price Institutional Common Trust Fund. The investment objective of the T. Rowe Price Equity Index Trust Fund ("Equity Index Trust") is to replicate the total return performance of the United States equity market for publicly-traded securities as represented by the Standard & Poor's composite stock index ("S&P Index"). Equity Index Trust Fund will seek to replicate the performance of the S&P Index by investing substantially all of its assets in stocks included in the S&P Index, and to the extent practical, in all 500 stocks. To the extent practical, Equity Index Trust Fund will invest in the stocks comprising the S&P Index in proportion to their weighting in the S&P Index. In addition to investments in common stocks, Equity Index Trust Fund may invest in any type of security including, but not limited to, convertible securities, preferred stocks, warrants, restricted securities, investment companies, investment trusts, options, futures, and options on futures including stock index futures contracts and stock index options. Equity Index Trust Fund may establish and maintain reserves to meet liquidity needs or for other purposes. Equity Index Trust Fund's reserves may be invested in domestic, as well as foreign, money market instruments, including, but not limited to, U.S. government obligations, certificates of deposits, bankers acceptances, commercial paper, short-term corporate debt securities and repurchase agreements, collective trust funds and other pooled vehicles maintained by banks; interests in or shares of pooled vehicles, regulated investment companies or other investment companies, including investment companies and pooled vehicles for which the Trustee, or an affiliate of the Trustee, may act as sponsor, trustee, or investment adviser (whether or not incorporated and whether or not registered under the Investment Company Act of 1940).

     Additional funds may be established from time to time by the Review Committee. If a Participant does not make appropriate election with regard to all or a portion of the Participant's account, that portion will be invested in the Income Fund. Participants who have chosen to invest in the Company Stock Fund may instruct the Trustee regarding the voting of the Company's Common Stock allocated to the Participant's account.

     A Participant may change his or her investment elections in increments of any whole percentage of the total of the Participant's account on any day.

     Participants will receive a prospectus from T. Rowe Price which contains substantially more information, including information on risks and fees and expenses, which they should carefully consider in making their investment decisions.

     COMMON STOCKS ARE SUBJECT TO MARKET RISKS AND WILL FLUCTUATE IN VALUE. PARTICIPANTS SHOULD UNDERSTAND THAT THERE CAN BE NO ASSURANCE THAT THE COMMITTEE'S AIMS AND OBJECTIVES FOR FUNDS CONTAINING SUCH STOCKS WILL BE ACHIEVED. FUNDS INVESTED IN THE COMPANY'S COMMON STOCK ARE PARTICULARLY SUBJECT TO RISK BECAUSE SUCH FUNDS ARE NOT DIVERSIFIED.


                           ACCOUNTS AND ALLOCATIONS

     1. Accounts. Each Participant may have an account under the Plan consisting of Before Tax Deposits and Sick Leave Deposits made by or on behalf of the Participant, plus earnings or losses thereon. The account of a Participant is assigned a share of each investment fund in which the Participant has chosen to invest. Each account's share of each investment fund is determined by the ratio which the balance of each such account bears to the total of the Participants' account.

     2. Allocations. Before Tax Deposits and Sick Leave Deposits are transferred to the Trust no later than 30 days after the end of each month in which the amounts would have been paid to the Participant if the Participant had not elected the contributions. Before Tax Deposits and Sick Leave Deposits are allocated to the appropriate Participant accounts as of the last day of the month for which they are made.


                                  VALUATIONS

     At least once each quarter, the value of all of a Participant's account must be determined. However, the Trustee intends to value accounts daily. Each account of a Participant is adjusted for contributions to the account and for withdrawals and distributions from it since the last valuation date.
The assets of each investment fund are valued at their fair market value by the Trustee. The net worth of each investment fund is then determined by subtracting from the fair market value of its assets any expenses, withdrawals, distributions, and transfers which have been incurred but not yet paid. The value of each Account of a Participant is determined by allocating to each account a pro rata share of the net worth of the investment fund or funds in which such account is invested. Thus, the total value of a Participant's interest in the Plan will depend on the amount of the Participant's Before Tax Deposits and Sick Leave Deposits and his or her share of income realized and unrealized profits and losses, withdrawals, and inter-fund transfers. Reports on the value of a Participant's account will be made from time to time, but at least once each quarter.

     Performance data on each of the investment funds available to Participants under the Plan and on the Company's Common Stock is summarized in the tables below. The tables state the year-end value of a $100 unit invested on January 1, 1989 (or Fund Inception):


                        COMPANY             STABLE    EQUITY    SHORT-TERM
                         STOCK    BALANCE    VALUE     INDEX       BOND
      YEAR              FUND(1)     FUND     FUND     TRUST(2)     FUND
      ----              -------   -------   -------   --------  ----------
      1989.............   N/A      120.65   $108.89     N/A      $109.91
      1990.............   N/A     $129.35   $117.94     N/A      $119.40
      1991.............   N/A     $159.28   $127.93     N/A      $132.79
      1992.............   N/A     $169.94   $135.76   $ 98.90    $139.45
      1993.............   N/A     $192.62   $144.01   $108.79    $148.67

- ------------------------
(1) Invested primarily in the Common Stock of Burlington Northern Inc., commencing January 1, 1995.
(2)  Fund Inception 12/21/92


                                    VESTING

     A vested interest is an interest that is nonforfeitable in the sense that it constitutes a claim that is unconditional and legally enforceable. A vested interest is therefore not subject to forfeiture or divestiture by reason of subsequent events or conduct by the Participant. Being vested does not mean, however, that a Participant's account balances are guaranteed against investment losses or that a Participant has a right to make any withdrawal or receive any distribution. Withdrawals and distributions under the Plan will be made only in accordance with the Plan's provisions and are subject to the provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Participants will not be considered to have a vested right to amounts mistakenly allocated to their accounts. A Participant's interest in the Participant's account under the Plan is fully vested at all times.


                                 DISTRIBUTION

     The value of a Participant's account will be distributed to the Participant (or, in the event of the Participant's death, to certain Beneficiaries) after the Participant's Termination of Employment, including death, termination, or retirement. A Termination of Employment occurs upon the termination of employment with the Company and its affiliates. A Termination of Employment does not occur if the Participant continues to be employed but becomes ineligible to participate. Participants who are absent from employment will not be deemed to have suffered a Termination of Employment but will be deemed an Inactive Participant. A Participant who is absent from employment due to illness or other incapacity does not incur a separation from service until the Committee determines that he or she has incurred a disability under the Plan.

     A Participant with an account balance of more than $3,500 to whom a distribution is due may elect to defer the distribution. A deferred distribution may take the form of a lump-sum distribution payable within a period which ends on or before April 1 of the year following the calendar year in which the Participant attains age 70 1/2. If a Participant elects a deferred distribution, fees for administering the Participant's account will be deducted from such account.

     Distributions to a Participant will be in cash except that the Participant may elect to receive the portion of his or her account invested in the Company's Common Stock in whole shares of Common Stock plus cash in lieu of any fractional share, if the Participant elects a lump-sum distribution of his account.

     In the case of the death of a Participant, distributions will be made to the Participant's Beneficiary designated by the Participant. If distributions to a Participant commence prior to the Participant's death, distributions (less any outstanding loans) to the Beneficiary shall be made in an immediate single lump-sum payment. If distributions to the Participant do not commence prior to the Participant's death, the balance of the Participant's account will be distributed not later than one year after the Participant's death.

                             HARDSHIP WITHDRAWALS

     With certain exceptions described below, a Participant may withdraw all or part of the Participant's account in the event of an immediate and heavy financial need occurring in the Participant's personal affairs as determined by the Review Committee based on all relevant facts and circumstances. In any event, distributions for the following reasons shall be deemed to arise on an immediate and heavy financial need:

          (1) the payment of medical expenses incurred by the Participant or the Participant's spouse or dependents which are not reimbursed by medical insurance;

          (2) the purchase, excluding mortgage payments, of the Participant's principal residence;

          (3) the payment of tuition for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children, or dependents;

          (4) a payment to prevent eviction of the Participant from the Participant's principal residence or to prevent foreclosure of the mortgage on the Participant's principal residence;

          (5) the payment of funeral expenses paid by the Participant for a family member;

          (6) loss of income due to layoff or disability of the Participant or spouse;

          (7) loss due to uninsured destruction or damage to the Participant's property; or

          (8) payments for other deemed financial needs as published by the Commissioner of Internal Revenue.

The amount of any distribution for financial hardship is determined by the Committee and is limited to the amount which is necessary to meet the financial need and which is not reasonably available from other sources. The Committee will require the Participant to make specific representations that other sources are not available to relieve the Participant's financial need.

     Earnings on Before Tax Deposits, and similar deferrals under Section 401(k) of the Code that are transferred to the Plan from another qualified employee benefit plan, may not be withdrawn by Participants.

                                     LOANS

     Upon approval of the Committee, Active Participants or Beneficiaries may apply for and receive loans from their account in the Plan. The Participant must repay the loan with interest under the terms of the loan. To obtain a loan, the Participant must have a total account balance of at least $2,000. The loan amount may be from $1,000 to $50,000 but may not be more than 50% of the total balance in the Participant's account. The 50% limitation is also reduced by the highest outstanding balance of loans from the Plan during the prior one-year period. The Participant may not have more than one loan from the Plan outstanding at any time.

     The Participant must sign a promissory note and authorize payroll deductions for repayment of the loan and interest in equal semimonthly installments. The Participant may elect a repayment period of one to five years. The interest rate will be as determined by the Review Committee. The Participant may repay the total loan plus accrued interest without penalty but may not make partial prepayments. When a Participant has a Termination of Employment, the unpaid balance of the Participant's loan will be deducted from any distributions to the Participant, if not timely repaid. If the Participant elects to defer the distributions, the loan must be repaid within 60 days after the separation from service. If the loan is not repaid, it will automatically be deducted from the Participant's account balance and will be treated as a distribution to the Participant. Such a distribution could affect the tax treatment of the entire distribution. (See "Federal Income Tax Consequences to Participants" regarding the tax consequences of distributions.)


                FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

     The Company has received a favorable determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401 of the Code and that the Trust is exempt from tax under Section 501 of the Code. Continued qualification will also depend upon the Plan's effect in operation. The Company will file, when deemed necessary, timely applications with the Internal Revenue Service for determination that amendments to and restatements of the Plan do not adversely affect its initial qualifications.

     1. Contributions. Under Section 402(e)(3) of the Code, the amount of Before Tax Deposits and Sick Leave Deposits to the Plan, subject to an annual limitation described below and on page 5 hereof, should not be included in the income of the Participant in the year of contribution even though the Participant would have been entitled to receive that amount in cash in lieu of making such contributions. Such amount should not be taxed to a Participant or beneficiary until distribution or withdrawal. No federal income taxes will be withheld from Before Tax Deposits and Sick Leave Deposits when they are contributed to the Plan unless the annual limitation is exceeded, but such contributions will be treated as wages for purposes of railroad retirement taxes. The Company also intends to treat Sick Leave Deposits in the manner described in the preceding sentences.

         Each Participant's "elective deferrals" which exceed an annual limitation ($9,240 in 1994) are included in the Participant's income in the year of deferral. The Secretary of the Treasury may adjust the annual limitation for increases in the cost of living. Elective deferrals consist of all of a Participant's before tax contributions under any qualified cash or deferred arrangements (including the Plan), simplified employee pensions, and salary reduction agreements to purchase annuity contracts under Section 403(b) of the Code. The Plan is designed so that the annual limitation will never be exceeded by Participants who do not participate in more than one qualified cash or deferred arrangement (or similar arrangement) during a calendar year.
Additional Before Tax Deposits and Sick Leave Deposits, if any, will be distributed to the Participant in cash. Federal income taxes will be withheld from such Before Tax Deposits and Sick Leave Deposits and distributed in cash. If a Participant's Before Tax Deposits and Sick Leave Deposits under the Plan and elective deferrals under other qualified cash or deferred arrangements (or similar arrangements) exceed the annual limitation, the excess is included in the Participant's income. If such excess amounts are not distributed to the Participant by the first April 15 following the end of the Participant's tax year in which they were made, the excess amounts will be included in the Participant's income again when they are actually distributed. If the excess amounts are distributed by April 15, any income earned on such amounts will be included in the Participant's income in the year the income is distributed. A Participant may notify the Committee by March 1 following the end of the Participant's tax year of any excess amounts and the Committee may, but is not required to, distribute the excess amounts to the Participant. If the excess is attributable solely to contributions to Plans of the Company, such excess shall be distributed.

     A Participant's employer will generally be permitted to deduct, as compensation expense, all contributions to the Plan whether or not such contributions are included in the Participant's income.

     2.   Distributions.

              (a) Distributions (including In-Service Withdrawals). Distributions (including in-service withdrawals) will be taxed at ordinary income rates in the year of receipt. Distributions (including in-service withdrawals) may be subject to additional taxes as explained in subsection (c) below. An "in-service withdrawal" is a withdrawal from a Participant's account in the Plan while the Participant is an employee.

              (b) Lump-Sum Distribution Defined. Distributions that are "lump-sum distributions" may qualify for certain favorable tax treatment as described in the following paragraphs. A distribution to a Participant or Beneficiary will qualify as a "lump-sum distribution" under the Code if the recipient receives the entire balance of the Participant's accounts from all plans of the Employer of the same type within one taxable year and the distribution results by reason of the Participant's death or termination of service or occurs after the Participant has attained age 59 1/2. If the recipient is the Participant, the distribution will not qualify as a lump-sum distribution unless the Participant has actively participated in the particular plan for five or more taxable years before the taxable year of distribution.

              (c) Taxable Portion of Lump-Sum Distribution. The taxable portion of a lump-sum distribution is the fair market value of the distribution plus the outstanding balance of any unpaid loans reduced by any net unrealized appreciation with respect to the Company's Common Stock that is distributed, unless the Participant elects not to exclude the net unrealized appreciation. "Net unrealized appreciation" is the excess of the market value of the Common Stock at the time of distribution over the amount paid by the Trust. To the extent a recipient elects to receive cash in lieu of Common Stock, such stock will, in effect, be sold, thereby reducing the amount of net unrealized appreciation. The taxable portion of a lump-sum distribution is taxed at ordinary income tax rates in the year of receipt unless the distribution qualifies for capital gains treatment, special averaging treatment, or rollover treatment. It may also be subject to additional taxes as explained below.

              (d) Capital Gain Treatment. A Participant who attained age 50 before January 1, 1986 may make a one-time election at any age to have the capital gain portion of the lump-sum distribution taxed as long-term capital gain under a flat rate of 20%. If either capital gain treatment election is made, neither capital gain treatment nor special averaging treatment will be available for future lump-sum distributions.

              (e) Averaging Treatment. A Participant may elect special five-year averaging treatment of the ordinary income portion of a lump-sum distribution if (i) the distribution is received after the Participant has attained age 59 1/2, (ii) the election applies to all lump-sum distributions from different plans in the same taxable year, and (iii) certain conditions are met regarding the uniform treatment of distributions from all employee plans. Only one election is permitted with respect to any Participant. The five-year averaging method treats the distribution as if it were received evenly over a period of years, and the tax is determined as if the taxable amount were the recipient's only income and the recipient were a single taxpayer. A Participant who attained age 50 before January 1, 1986, may make a one-time election at any age with respect to a single lump-sum distribution to use five-year averaging or ten-year averaging. If ten-year averaging is elected, the tax rates effective in 1986 will be applied rather than the current rates. Such an election is in lieu of and not in addition to the single post-age-59 1/2 election for five-year averaging.

          (f) Rollover Treatment. The taxable portion of any distribution payable to a Participant, Spousal Beneficiary, or Beneficiary of a qualified domestic relations order is an "eligible rollover distribution" unless it is part of a series of substantially equal payments payable over the life of the Participant, the joint lives of the Participant and the Participant's Beneficiary, or a period of ten years or more, or is a required minimum payment under Code Section 401(a)(9). If the Participant elects a direct rollover to an IRA or eligible retirement plan of any portion of an eligible rollover distribution, the Participant will not be taxed on the distribution until it is subsequently withdrawn. If an eligible rollover distribution is not directly rolled over, however, but is instead distributed to the Participant, the distribution is subject to mandatory 20% income tax withholding by the Plan. The distribution may still be rolled over within 60 days after it is received by the Participant. If it is not rolled over, it will be includible in income in accordance with the rules set forth above for distributions, but the income tax withheld will be credited against the tax due. A distribution that does not constitute an eligible rollover distribution is not subject to mandatory withholding but is includible in income in accordance with the rules set forth above for distribution. In addition, distributions not rolled over may be subject to additional taxes as explained below. Finally, a rollover may affect a Participant's right to elect lump-sum averaging or capital gains treatment in the future.

          (g) Distributions of Common Stock. The value of any Common Stock distributed from the Plan is taxable at the time of distribution subject to the following exceptions. Net unrealized appreciation attributable to Common Stock is not treated as part of the taxable amount of a lump-sum distribution unless the recipient elects otherwise. This applies whether or not the Participant has participated in the applicable plan for five years. If an election were made to include net unrealized appreciation in the taxable amount of lump-sum distribution, the amount of net unrealized appreciation would be eligible for averaging treatment to the extent such treatment could otherwise be elected. Any net unrealized appreciation which is not included in income as a result of a distribution will, to the extent later realized in a taxable transaction, be taxed as long-term capital gain, even though such taxable transaction may occur less than one year after the distribution. Taxable distributions of Common Stock may be subject to additional taxes, as explained below.


3.   Additional Taxes.

     (a) Early Withdrawal Penalty. An additional 10% income tax or early withdrawal penalty tax is imposed on withdrawals and distributions made before a Participant attains age 59 1/2, dies or becomes disabled. The penalty tax applies only to the portion of a withdrawal or distribution which is otherwise includible in income. It does not apply to withdrawals or distributions used to pay medical expenses to the extent the expenses are deductible, or to payments to an alternate payee pursuant to a qualified domestic relations order. The penalty tax will also not apply to payments to a Participant made upon separation from service if such separation occurs after the Participant attains age 55.

     (b) Penalty Tax on Excess Distribution. An additional 15% excise tax is imposed on distributions that exceed certain amounts. The tax imposed in addition to regular income taxes but is reduced by the 10% penalty tax on early distributions if both apply to the same payment. The penalty tax on excess distributions applies to the total of all distributions that an individual receives during the same calendar year from all plans qualified under Section 401(a) of the Code (whether or not maintained by the same employer), all IRAs, and certain tax-sheltered annuities. The 15% tax applies to the amount by which the total of the Participant's regular distributions exceed the greater of $150,000 or $148,500 in 1994 (indexed for the cost of living) per year and to the amount by which the total of all lump-sum distributions as to which the Participant elects income averaging exceeds the greater of $750,000 of five times the indexed amount. The penalty tax does not apply to certain distributions, including distributions made after the Participant's death (although the Code imposes a similar federal estate tax), distributions paid to an alternate payee under a qualified domestic relations order, a return of certain Participant contributions, and distributions which receive rollover treatment.

     4. Loans. A loan to a Participant should not be treated as a distribution or withdrawal and should not be taxable. Payments of principal or interest are not treated as contributions to the Plan for tax purposes. Interest paid on loans secured by a Participant's Basic Account and interest paid on loans once a Participant becomes a key employee (defined in Section 416(i) of the Code) is not deductible. Interest paid on loans secured by other accounts to non-key employees may be deductible. A Participant should consult his or her tax advisor to determine the treatment of interest payments. If a default occurs under the terms of the loan or the Plan and the underlying note is canceled, a deemed distribution occurs which will be taxable in the same manner as other distributions even though no money or other property is received.

     5. Summary. The foregoing discussion of the federal income tax consequences of the Plan presents only a brief general statement of complex tax laws and regulations as of the date of this Prospectus. Congress may amend ERISA and the Code at any time. In addition, the Internal Revenue Service may at any time issue new or revised regulations and rulings. Such developments could render all or a portion of the foregoing tax discussion obsolete. Nor does the foregoing discussion address issues such as the tax treatment of distributions from a Participant's IRA or state income tax treatment of contributions, withdrawals, or distributions to and from the Plan. Therefore, Participants and Beneficiaries should consult with a qualified tax advisor to obtain current information as well as advice which is tailored to their particular circumstances. Specific federal and state tax treatment relating to a withdrawal or distribution should be reviewed with a tax advisor prior to making any election and filing returns for any tax year in which any withdrawal or distribution is made.


                         NONASSIGNABILITY OF BENEFITS

     To the fullest extent permitted by law, benefits payable under the Plan are not subject to the debts or liabilities of a Participant or Beneficiary. Any attempt to assign or otherwise encumber or transfer such benefits, whether payable presently or thereafter by a Participant, will be void. Similarly, except for loans to a Participant or certain judicially ordered attachments concerning child support, alimony, and marital property rights, no benefit under the Plan will be subject to assignment, alienation, attachment, garnishment, or encumbrance of any kind.


                EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     The Plan is subject to the provisions of Title I, Title II, and Title III of ERISA, including provisions with respect to reporting, disclosure, participation, vesting, and fiduciary responsibility. However, because the Plan is a defined contribution plan rather than a defined benefit plan, no benefits under the Plan will be guaranteed by the Pension Benefit Guaranty Corporation under Title IV of ERISA, nor will the protective provisions of Title I regarding funding apply. Such protections will not be extended to Participants by the Company or by the Plan.


                                ADMINISTRATION

     The Trustee is authorized to administer the Trust, to invest assets of the Trust in the manner described in "Investments" above, and to exercise voting rights attached to securities held in any investment fund and the Company's Common Stock, in accordance with the Trust Agreement. The Company has the right to appoint and remove the Trustee.

     Expenses incurred in connection with the purchase, sale and transfer of securities, governmental taxes (property, income, or other taxes, if any) levied or assessed in connection with the operation of the Plan, and, with respect to investment funds which invest in mutual funds or common trust funds, certain fees and expenses of such mutual funds or common trust funds, and compensation to the Trustee and investment managers are charged to the investment funds. Certain other expenses, including record keeping and legal fees are borne by the Company, except that a portion of the fees incurred as a result of a Participant's request for a deferred distribution will be charged to that Participant (see "Distributions").

     When purchasing shares of the Company's Common Stock for any of the investment funds which call for such investment, the Trustee may purchase shares on the open market or in private purchases. All purchases of the Company's Common Stock will be at prices which, in the judgment of the Trustee, do not exceed the fair market value of such shares. The Trustee will retain the Company's Common Stock in the Company Stock Fund regardless of market fluctuations. Cash balances in the Company Stock Fund, including the interim investment thereof, must be limited to the amount necessary for administrative needs such as cash distributions to Participants or transfers to other investment funds.

     The Committee may engage professional investment management firms (one or more of which may be an affiliate of the Trustee) to manage the assets of those investment funds which do not invest in shares of the Company's Common Stock. The management firms are given full discretion in the selection of brokers to effect securities transactions and in the direction of commission in exchange for research services. Criteria applied in the selection of brokers include competitive commission fees, quality of research, and the ability to execute transactions at the best possible price. It is anticipated that assets will be purchased and sold for the investment funds in the open market.


                               REVIEW COMMITTEE


     1. Review Committee. There shall be established a Review Committee for the purpose of hearing and determining all disputes which may arise out of the application, interpretation, or administration of the Plan or with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan, or any action of the Company or a Participating Employer in the discharge of its functions hereunder whether or not such functions are expressly made subject to the consent, approval or review of the Review Committee. The Review Committee shall consist of four members, two of whom shall be selected by the Company and two of whom shall be selected by TCU, each of which shall have one vote. Three members of the Review Committee shall constitute a quorum for the transaction of business. All decisions and actions taken by the Review Committee shall be by the affirmative vote or agreement of not less than three members. All decisions of the Review Committee shall be final and binding upon the Company, TCU, and any other person having an interest in, under, or derived from the Plans. Meetings of the Review Committee may be called by mutual agreement of the members at any time without notice. Such meetings shall be conducted at the Company's offices or, without a formal meeting, by the written authorization of all of the members thereof, or as otherwise agreed to by the members of the Review Committee. The Review Committee shall sit as a Special Board of Adjustment pursuant to Section 3, Second of the Railway Labor Act with respect to all matters referable to it under the Plan which matters shall not be subject to the grievance procedure provided in the collective bargaining agreement between the Company or Participating Employers and TCU as in effect from time to time.

     2. Powers of Review Committee. The Review Committee shall determine all disputes which may arise out of the application, interpretation, or administration of the Plan with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan or any action of the Company or Participating Employer in the discharge of its functions hereunder whether or not such functions are expressly made subject to the consent, approval, or review of the Review Committee. The Review Committee shall have full power to affirm, reverse, or otherwise modify any decision or administrative action or proposed action which gave rise to any dispute. The Review Committee shall have power to add to or subject from or modify any of the terms of the Plan, via formal Plan amendments. The Review Committee shall have the power to establish rules of procedure for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of the Plan.

     3.   Claims Procedure

          (a) Claims for Benefits. Inquiries about benefits under the Plan may be made to appropriate Human Resources personnel of the Company and their designated field representatives. Formal claims for benefits shall be made in writing to the Review Committee. Written inquiries to Human Resources personnel and field representatives that cannot be resolved within a reasonable time will be treated as formal claims and forwarded to the Review Committee, in which case the claimant shall be advised of this action and of the claims procedure under the Plan.

          (b) Notice of Denial of Claim. If a claim for benefits is wholly or partially denied, the Review Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 90 days, the claimant shall be given written notice of this extension within the initial 90-day period and such notice shall set forth the special circumstances and the date a decision is expected. A notice of denial:

               (1) shall be written in a manner calculated to be understood by the claimant; and

               (2) shall contain (i) the specific reasons for denial of the claim, (ii) specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and
          (iv) an explanation of the Plan's claim review procedure.

          (c) Request for Review of Denial of Claim. Within 60 days of the receipt by the claimant of the written denial of his claim or, if the claim has not been granted within a reasonable period of time (which shall not be less than 90 days), the claimant may file a written request with the Review Committee that it conduct a full review of the denial of the claim, including a hearing, if deemed necessary by the Review Committee. In connection with the claimant's appeal, the claimant may review pertinent documents and may submit issues and comments in writing.

          (d) Decision of Review of Denial of Claim. The Review Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for such review, unless special circumstances exist which justify extending this period up to an additional 60 days. If the period is extended, the claimant shall be given written notice of this extension during the initial 60-day period. The decision on review of the denial of the claim:

               (1) shall be written in a manner calculated to be understood by the claimant;

               (2)  shall include specific reasons for the decisions; and

               (3) shall contain specific references to the Plan provisions on which the decision is based.

     All decisions and actions taken by the Review Committee shall be final and binding.

     4. Review Functions. The Review Committee shall have the right to review and examine, during normal business hours, all books, records, reports, regulations, and procedures relative to the Plan, including Funding Agency instruments, amendments, annual reports, Trustee reports for the Plan, Fund accountings, and related data.

     5. Liability. The Review Committee and any members thereof shall be entitled to rely upon the correctness of any information furnished by the Company and TCU. Neither the Review Committee nor any of its members, nor TCU, nor any officers or other representatives of TCU, nor the Company, nor any officers or other representatives of the Company, shall be liable because of any act or failure to act on the part of the Review Committee, or any of its members, except that nothing herein shall be deemed to relieve any such individual from liability for his or her own fraud or bad faith.

                             AMENDMENT OF THE PLAN

     The Company may make such amendments as are required by applicable law or regulation. All other amendments shall be made in accordance with the Plan. However, no amendment may (a) divert any assets of the Trust to purposes other than for the exclusive benefit of Participants or their Beneficiaries or (b) retroactively decrease the accrued benefits of any Participant accrued prior to the effective date of the amendment, except that retroactive amendments to preserve the tax qualified status of the Plan will be permitted as allowed by law.

                            TERMINATION OF THE PLAN

     The Company expects the Plan to continue. However, with the prior written consent of TCU, and pursuant to the terms of the Railway Labor Act, a Participating Employer, by action of the Review Committee, may terminate the Plan as applicable to such Participating Employer and its employees. Upon termination, the value of each Participant's interest in the Trust assets will be determined as of the date of termination. Each account will continue to be fully vested and nonforfeitable and distributions will be made in accordance with the Plan and applicable law.

                            ADDITIONAL INFORMATION

     Copies of the latest annual report to stockholders of the Company and the latest annual report of the Plan are delivered to each employee to whom this Prospectus is given unless such employee otherwise has received copies of such reports, in which case the Company and the Plan will promptly furnish without charge copies of the annual reports on written request of the employees.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference in this Prospectus, has been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

     The legality of the securities offered hereby and compliance with the requirements of ERISA has been passed upon for the Company by Francis T. Kelly, Esq., Securities and Finance Counsel of the Company.

===============================================================================

                               TABLE OF CONTENTS


                                                                         Page

Available Information..................................................    2
Incorporation of Certain Documents by Reference........................    2
Introduction...........................................................    3
Purposes of the Plan...................................................    3
Eligibility of Employees...............................................    3
Elective Contribution..................................................    4
Limitations and Restrictions...........................................    4
Top-Heavy Provisions...................................................    5
Investments............................................................    5
Accounts and Allocation................................................   10
Valuations.............................................................   10
Vesting................................................................   11
Distributions..........................................................   11
Hardship Withdrawals...................................................   12
Loans..................................................................   13
Federal Income Tax Consequences to Participants........................   13
Nonassignability of Benefits...........................................   16
Employee Retirement Income Security Act of 1974........................   16
Administration.........................................................   16
Review Committee.......................................................   17
Amendment of the Plan..................................................   19
Termination of the Plan................................................   19
Additional Information.................................................   19
Experts................................................................   19
Legal Opinion.........................................................    19


                           -------------------------


Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Burlington Northern 401(k) Plan for TCU Employees or Burlington Northern Inc. since the date hereof. No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Burlington Northern Inc. or any participating employer. This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

================================================================================





                                  BURLINGTON
                                   NORTHERN
                                     INC.


                             Burlington Northern
                         401(k) Plan for TCU Employees



                                 COMMON STOCK



                                  ----------
                                  PROSPECTUS
                                  ----------


                               November 21, 1994

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3. Incorporation of Certain Documents by Reference

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. The Plan will also file reports with the Commission pursuant to certain provisions of the Exchange Act. The following documents filed with the Commission by the Company are hereby incorporated by reference in this
Prospectus:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended on Form 10-K/A dated October 5, 1994;

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, as amended by Form 10-Q/A, June 30, 1994, as amended by Form 10-Q/A, and September 30, 1994, including Amendment No. 1 on Form 10-Q/A for the quarters ended March 31, 1994, and June 30, 1994, each dated October 5, 1994, respectively;

          (3) The description of the Company's Common Stock contained in its S-14 Registration Statement No. 2-71519, effective April 19, 1981.

     In addition to the foregoing documents, all documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

ITEM 5. Experts

     The consolidated financial statements and financial statement schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Opinion

     The legality of the securities offered hereby and compliance with the requirements of ERISA has been passed upon for the Company by Francis T. Kelly, Esq., Securities and Finance Counsel of the Company.

ITEM 6. Indemnification

     Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation-- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the By-laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect.
Subject to any liabilities imposed by Delaware law, the By-laws provide by an unconditional right to indemnification for all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Officers and directors of the Registrant are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

     It is likely that if underwriters are utilized, they will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933 against certain liabilities.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article VIII of the Certificate of Incorporation of the Registrant provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to Registrant or its stockholders from monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article VIII shall not adversely affect any right or protection of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The By-laws of the Company provide for indemnification of directors and officers to the full extent permitted or allowed by the laws of the state of Delaware, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  Exhibits

         Exhibit
         Number                 Description of Document
         -------                -----------------------

           3 Certificate of Incorporation, as amended, and By-laws, as amended of Registrant are incorporated by reference to
                   Exhibit 3 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Form 10-K, File No. 1-18159).

          *4       Burlington Northern 401(k) Plan for TCU Employees

          *5       Opinion of Counsel

          *23 Consent of Independent Accountants is filed as Exhibit 23 hereto. Consent of Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement.

          *24 Powers of Attorney are contained on the signature page of this Registration Statement.

- ---------------------
          *Filed herewith, all other exhibits are incorporated by reference.


ITEM 9.  Undertakings

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case, the Registrant shall state in the Prospectus that it will promptly furnish without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to any such employee.

          The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 15th day of November 1994.

                                       BURLINGTON NORTHERN INC.

                                       By:/s/ EDMUND W. BURKE
                                          -------------------------------
                                            Edmund W. Burke,
                                            Executive Vice President, Law
                                            and Secretary


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Edmund W. Burke, Esq., and Douglas J. Babb, Esq., his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities as officers and/or directors of Burlington Northern Inc. on the 15th day of November 1994.


         Signature                                   Title
         ---------                                   -----




/s/ GERALD GRINSTEIN                             Chairman, Chief Executive
- ------------------------------                   Officer and Director
     (Gerald Grinstein)


/s/ DAVID C. ANDERSON                            Executive Vice President,
- ------------------------------                   Chief Financial Officer
     (David C. Anderson)                         and Chief Accounting Officer


/s/ JACK S. BLANTON                              Director
- ------------------------------
     (Jack S. Blanton)


/s/ DANIEL P. DAVISON                            Director
- ------------------------------
     (Daniel P. Davison)


/s/ DANIEL J. EVANS                              Director
- ------------------------------
     (Daniel J. Evans)

/s/ BARBARA C. JORDAN                            Director
- ------------------------------
    (Barbara C. Jordan)


/s/ BEN F. LOVE                                  Director
- ------------------------------
    (Ben F. Love)


/s/ ARNOLD R. WEBER                              Director
- ------------------------------
    (Arnold R. Weber)


/s/ EDWARD E. WHITACRE, JR.                      Director
- ------------------------------
    (Edward E. Whitacre, Jr.)


/s/ MICHAEL B. YANNEY                            Director
- ------------------------------
    (Michael B. Yanney)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 15th day of November 1994.



                                            BURLINGTON NORTHERN
                                            401(k) PLAN FOR TCU EMPLOYEES


                                            By: /s/ EDMUND W. BURKE
                                               ----------------------------
                                                  Edmund W. Burke
                                                  Executive Vice President,
                                                    Law and Secretary
                                                  Burlington Northern Inc.

                               INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number                       Description                               Page
- -------                      -----------                           ------------

 3 Certificate of Incorporation, as amended, and By-laws, as amended, of Registrant are incorporated by reference to
      Exhibit 3 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Form 10-K, File No. 1-18159)

*4    Burlington Northern 401(k) Plan for TCU Employees

*5    Opinion of Counsel

*23 Consent of Independent Accountants is filed as Exhibit 23 hereto. Consent of Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement

*24 Powers of Attorney are contained on the signature page of this Registration Statement


- --------------
      * Filed herewith, all other exhibits are incorporated by reference